Exhibit 99.2

THQ APPALACHIA I, LLC AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$30,259,038	30,103,726
Accounts receivable – oil and gas sales	77,537,990	200,656,364
Affiliate receivable	904,970	1,999,040
Accounts receivable other	34,893,416	902,880
Fair market value of derivatives	194,746,467	237,236,712
Prepaid expenses	909,015	732,673
Gas imbalances	—	198,781
Total current assets	339,250,896	471,830,176
Property and equipment:
Oil and natural gas properties, at cost, using the successful efforts method, net	1,927,028,821	1,851,271,986
Gathering facilities, net	29,158,564	19,455,911
Other property and equipment, net	296,581	369,223
Total property and equipment, net	1,956,483,966	1,871,097,120
Other noncurrent assets:
Restricted cash	13,942,252	13,813,919
Long-term deposits	87,558	87,558
Right-of-use assets	3,298,939	3,821,158
Fair market value of derivatives	19,483,232	56,348,640
Total other noncurrent assets	36,811,981	74,071,275
Total assets	$2,332,546,843	2,416,998,571
Liabilities and Members’ Equity
Current liabilities:
Accounts payable and accrued expenses	$53,373,620	80,012,797
Affiliate payables	81,657,843	114,100,666
Litigation accrual	22,950,000	250,000
Revenues payable	—	899,439
Fair market value of derivatives	249,929,021	447,299,358
Gas imbalances	233,847	73,441
Lease liabilities	1,592,315	1,833,168
Contingent subordinated loan	150,022,398	150,017,055
Total current liabilities	559,759,044	794,485,924
Revolving credit facility	522,541,520	508,773,419
Fair market value of derivatives	46,936,145	112,847,733
Long-term lease liabilities	1,683,634	1,937,663
Asset retirement obligations	18,663,063	17,217,634
Total liabilities	1,149,583,406	1,435,262,373
Commitments and contingencies (notes 8 and 9)
Members’ equity:
Members’ equity	592,925,823	592,925,823
Retained earnings	590,037,614	388,810,375
Total members’ equity	1,182,963,437	981,736,198
Total liabilities and members’ equity	$2,332,546,843	2,416,998,571

See accompanying notes to condensed consolidated financial statements.

THQ APPALACHIA I, LLC AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Revenues:
Oil sales	$24,559,550	54,497,676	49,301,141	106,362,377
Natural gas sales	78,197,928	338,858,622	216,183,819	532,891,334
Natural gas liquids sales	50,098,961	98,317,178	111,268,359	206,481,741
Net gain (loss) on derivative instruments	46,548,939	(90,279,457)	137,840,722	(528,493,047)
Other revenues (losses) (note 10)	1,594,955	(550,151)	928,208	(514,687)
Total revenues	201,000,333	400,843,868	515,522,249	316,727,718
Operating expenses:
Lease operating expenses	11,422,447	12,274,334	20,836,981	19,230,213
Midstream operating expenses	(954,952)	—	275,899	343,057
Production taxes	6,777,925	27,716,414	17,976,355	46,413,561
Gathering, processing and transportation	47,809,571	47,209,845	91,536,119	92,992,038
Exploration expense	1,730,227	4,296,502	4,930,924	4,490,140
Depreciation, depletion and amortization	65,300,037	62,214,003	120,791,149	108,326,628
General and administrative	27,961,678	4,319,593	37,445,445	8,128,854
(Gain) loss on sale of other property and equipment	—	(63,874)	(1,008,644)	19,122
Total operating expenses	160,046,933	157,966,817	292,784,228	279,943,613
Income from operations	40,953,400	242,877,051	222,738,021	36,784,105
Other income (expenses):
Interest expense	(11,462,661)	(6,546,842)	(22,035,741)	(12,090,986)
Interest income	230,074	32,190	524,959	48,589
Total other expense	(11,232,587)	(6,514,652)	(21,510,782)	(12,042,397)
Net income	$29,720,813	236,362,399	201,227,239	24,741,708

See accompanying notes to condensed consolidated financial statements.

THQ APPALACHIA I, LLC AND SUBSIDIARIES

Condensed Consolidated Statements of Changes in Members’ Equity

(Unaudited)

	Members’	Retained	Total members’
	equity	earnings	equity
Six Months Ended June 30, 2022
Balance, December 31, 2021	$592,925,823	179,544,904	772,470,727
Net income	—	24,741,708	24,741,708
Balance, June 30, 2022	$592,925,823	204,286,612	797,212,435

Six Months Ended June 30, 2023
Balance, December 31, 2022	$592,925,823	388,810,375	981,736,198
Net income	—	201,227,239	201,227,239
Balance, June 30, 2023	$592,925,823	590,037,614	1,182,963,437

Three Months Ended June 30, 2022
Balance, March 31, 2022	592,925,823	(32,075,787)	560,850,036
Net income	—	236,362,399	236,362,399
Balance, June 30, 2022	$592,925,823	204,286,612	797,212,435

Three Months Ended June 30, 2023
Balance, March 31, 2023	$592,925,823	560,316,801	1,153,242,624
Net income	—	29,720,813	29,720,813
Balance, June 30, 2023	$592,925,823	590,037,614	1,182,963,437

See accompanying notes to condensed consolidated financial statements.

THQ APPALACHIA I, LLC AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
	June 30, 2023	June 30, 2022
Cash flows from operating activities:
Net income	$201,227,239	24,741,707
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	120,791,149	108,326,628
Amortization of deferred financing costs	629,740	679,106
Amortization of right-of-use assets	27,336	—
Exploration expense	4,930,924	4,490,140
Net (gain) loss on derivative instruments	(137,840,722)	528,493,047
Net cash paid to derivative counterparties	(79,532,226)	(350,020,869)
(Gain) loss on sale of other property and equipment	(1,008,644)	19,122
Change in operating assets and liabilities:
Accounts receivable	122,743,514	(110,610,396)
Accounts receivable – affiliate	1,094,070	109,502
Prepaid expenses	(176,342)	(1,582,013)
Accounts payable and accrued expenses	12,567,252	14,665,472
Affiliate payables	(32,442,823)	(27,313,934)
Litigation accrual	22,700,000	—
Revenues payable	(899,439)	(275,027)
Gas imbalances	359,187	1,882,152
Net cash provided by operating activities	235,170,215	193,604,637
Cash flows from investing activities:
Net cash paid for acquisition of oil and natural gas properties	(21,071,441)	(18,618,385)
Additions to oil and natural gas properties	(228,092,434)	(222,698,812)
Proceeds from sale of other property and equipment	1,133,600	63,874
Net cash used in investing activities	(248,030,275)	(241,253,323)
Cash flows from financing activities:
Proceeds from revolving credit facility	15,000,000	50,000,000
Proceeds from contingent subordinated loan	5,343	—
Deferred financing costs	(1,861,638)	(83,951)
Net cash provided by financing activities	13,143,705	49,916,049
Net increase in cash, cash equivalents, and restricted cash	283,645	2,267,363
Cash, cash equivalents, and restricted cash, beginning of period	43,917,645	34,004,538
Cash, cash equivalents, and restricted cash, end of period	$44,201,290	36,271,901
Supplemental disclosure of cash flow information:
Cash paid for interest	$18,523,219	11,212,592
Noncash investing activities:
Noncash additions to oil and natural gas properties	$30,268,188	56,194,027

See accompanying notes to condensed consolidated financial statements.

THQ APPALACHIA I, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2023 and 2022

(Unaudited)

(1)	Organization and Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of THQ Appalachia I, LLC and its wholly owned subsidiaries THQ Appalachia I Midco, LLC, TH Exploration, LLC, TH Exploration II, LLC, TH Exploration III, LLC, TH Exploration IV, LLC, CLR Exploration, LLC, and THQ Marketing, LLC. CLR Exploration was dissolved on May 17, 2022. During interim periods, the Company follows the same accounting policies disclosed in its audited Annual Financial Statements.

The accompanying unaudited condensed consolidated financial statements have been prepared by the Company's management in accordance with generally accepted accounting principles in the United States (“GAAP”) for interim financial information. Accordingly, these financial statements do not include all of the information required by GAAP for complete financial statements. Therefore, these condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes therein for the year ended December 31, 2022. The unaudited condensed consolidated financial statements included herein contain all adjustments which are, in the opinion of management, necessary to present fairly the Company's condensed consolidated balance sheets as of June 30, 2023 and December 31, 2022, its condensed consolidated statements of income and condensed consolidated statements of changes in members’ equity for the quarter and six months ended June 30, 2023 and 2022, and its condensed consolidated statements of cash flows for the six months ended June 30, 2023 and 2022. The condensed consolidated statements of income for the quarter and six months ended June 30, 2023 are not necessarily indicative of the results to be expected for future periods.

On September 6, 2022, the Company entered into a purchase agreement with EQT Corporation and its wholly owned subsidiary EQT Production Corporation, ( together “EQT”) to sell the Company’s upstream assets along with the gathering and processing assets of affiliate company THQ-XCL Holdings I, LLC for total consideration of approximately 50 million shares of common stock of EQT and $2.4 billion of cash, subject to customary post-closing adjustments (“Transaction”). The Company will be selling 100% of its membership interests in THQ Appalachia I Midco, LLC (“THQA Midco”) along with the 100% membership interests of the subsidiaries of THQA Midco. On December 23, 2022, the parties entered into an amended and restated purchase agreement to extend the right to terminate the original agreement to December 31, 2023, from the original termination date of December 31, 2022. This transaction has an effective date of July 1, 2022.

THQ APPALACHIA I, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2023 and 2022

(Unaudited)

(2)	Relationship with Affiliate

The Company has an ongoing business relationship with an affiliate, Tug Hill Operating, LLC (“THO”). THO is responsible for acquisitions, drilling and operation of wells owned by the Company. As it incurs costs on behalf of the Company for these operations, THO bills the Company through its joint interest billing (“JIB”) process; and the Company reimburses THO for these costs at least monthly. THO is also responsible for the administration of the Company’s business. In exchange for these services, the Company pays a quarterly fee that includes (a) THO employees’ time and related expenses charged to the Company for the operation of its oil and natural gas properties, (b) an allocated amount of THO overhead expense calculated based on the number of hours THO employees spend working on Company projects, and (c) an additional percentage markup of the overall total of (a) and (b) to cover benefits and other employee-related costs and any unforeseen or difficult to allocate costs. The Company’s board approves the operating budgets. For the six months ended June 30, 2023, THO billed the Company $314.9 million through the JIB process. The amount due to THO for these services, which were included in the Company’s affiliate payables balance was $64.9 million as of June 30, 2023. Allocations consist of $22.6 million relating to acquisition of oil and natural gas properties, $12.7 million of lease operating expenses, $7.8 million in salaries and bonus for the operation of its oil and natural gas properties, $0.4 million for overhead expenses, $8.5 million of direct general and administrative expenses, and $262.9 million of capital expenditures for the six months ended June 30, 2023. For the six months ended June 30, 2022, THO billed the Company $313.0 million through the JIB process. Allocations consist of $18.8 million relating to acquisition of oil and natural gas properties, $13.3 million of lease operating expenses, $4.8 million in salaries and bonus for the operation of its oil and natural gas properties, $0.4 million for overhead expenses, $5.5 million of direct general and administrative expenses, and $270.2 million of capital expenditures for the six months ended June 30, 2022. The amounts due to THO for these services, which were included in the Company’s affiliate payables balance was $99.8 million as of December 31, 2022.

THO collects certain revenues from customers on behalf of the Company. The amount due from THO, which is included in the Company’s oil and gas sales accounts receivable balance, was $44.2 million and $84.6 million as of June 30, 2023 and December 31, 2022, respectively.

The Company incurred $44.9 million and $41.9 million in gathering, processing and transportation for the six months ended June 30, 2023 and 2022, respectively, and $23.3 million and $20.7 million in gathering, processing and transportation for the quarter ended June 30, 2023 and 2022, respectively, payable to XCL.

For the quarter and six months ended June 30, 2023 and 2022, the Company paid lease bonuses income and royalties, to an affiliate, Stone Hill Minerals Holdings I, LLC, a Quantum and R2K controlled entity as follows:

	Three months ended		Six months ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Lease bonuses income	$279,764	1,347,949	476,966	1,861,062
Royalties	5,421,845	5,367,222	15,635,589	10,147,774
Total	$5,701,609	6,715,171	16,112,555	12,008,836

THQ APPALACHIA I, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2023 and 2022

(Unaudited)

(3)	Property and Equipment

(a)	Oil and Natural Gas Properties

Since inception, the Company has been involved in acquiring and leasing oil and natural gas properties in the southwest Appalachian Basin in the Northeastern United States.

Oil and natural gas properties consist of the following at:

	June 30, 2023	December 31, 2022
Proved properties	$2,402,543,155	2,220,751,648
Accumulated depreciation, depletion and amortization	(712,014,713)	(592,534,930)
Net	1,690,528,442	1,628,216,718
Unproved properties	241,431,303	239,509,809
Exploration and impairment	(4,930,924)	(16,454,541)
Net	236,500,379	223,055,268
Total oil and natural gas properties, at cost, using the successful efforts method, net	$1,927,028,821	1,851,271,986

Depreciation, depletion, and amortization expense for proved oil and natural gas properties was $64.6 million and $119.5 million for the quarter and six months ended June 30, 2023, respectively, and $61.7 million and $107.6 million for the quarter and six months ended June 30, 2022, respectively. Exploration and abandonment write off was $1.7 million and $4.9 million for the quarter and six months ended June 30, 2023, respectively, and $4.3 million and $4.5 million for the quarter and six months ended June 30, 2022, respectively. The Company had no significant costs which had been deferred for longer than one year as of June 30, 2023.

THQ APPALACHIA I, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2023 and 2022

(Unaudited)

(b)	Gathering Facilities and Other Property and Equipment

Gathering facilities and other property and equipment consists of the following at:

	June 30, 2023	December 31, 2022
Gathering facilities	$30,927,511	20,674,204
Other property and equipment	2,204,054	2,146,045
Total capitalized costs	33,131,565	22,820,249
Accumulated depreciation	(3,676,420)	(2,995,115)
Total net capitalized costs	$29,455,145	19,825,134

Depreciation expense for gathering facilities and other property and equipment was $0.4 million and $0.7 million for the quarter and six months ended June 30, 2023, respectively, and $0.3 million and $0.5 million for the quarter and six months ended June 30, 2022.

(4)	Leases

The Company has operating leases for office space and compressors. These leases have initial terms ranging from 1 to 5.5 years and include renewal options ranging from 0 to 1 year. The Company does not include the renewal options in the lease term, as it is not reasonably certain such options will be exercised. Payments are for fixed amounts as contractually designated in the lease agreements.

The table below presents the lease related assets and liabilities recorded on our condensed consolidated balance sheet at:

	June 30, 2023	December 31, 2022
Assets
Right-of-use assets	$3,298,939	$3,821,158
Total lease assets	3,298,939	3,821,158
Liabilities
Current lease liabilities	1,592,315	1,833,168
Long-term lease liabilities	1,683,634	1,937,663
Total lease liabilities	$3,275,949	$3,770,831

THQ APPALACHIA I, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2023 and 2022

(Unaudited)

The components of the Company’s lease costs are set forth in the table below:

	Three months ended		Six months ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Operating lease costs, excluding short-term leases (a)	$442,499	484,791	996,569	843,684
Short-term lease costs (b)	10,891,170	5,880,129	20,387,712	12,185,078
Variable lease costs (c)	30,442	7,169	92,912	31,504
Total lease costs	$11,364,111	6,372,089	21,477,193	13,060,266

(a)	Operating lease expense reflects a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a straight-line basis. The operating lease costs are net of reimbursements from affiliates related to office leases of $0.1 million and $0.2 million for the quarter and six months ended June 30, 2023, respectively, and $0.1 million for the quarter and six months ended June 30, 2022.

(b)	Short-term lease costs are reported at gross amounts and primarily represent costs incurred for the Company’s compressors, drilling rigs, and office equipment. These short-term contracts are not recognized as ROU assets and lease liabilities on the condensed consolidated balance sheets. The included drilling rig costs are capitalized to property and equipment of $10.8 million and $20.1 million for the quarter and six months ended June 30, 2023, respectively, and $5.8 million and $12.1 million for the quarter and six months ended June 30, 2022, respectively.

(c)	Variable lease expenses primarily represent (i) differences between minimum payment obligations and actual operating charges incurred by the Company related to its long-term leases and (ii) variable expenses related to the Company’s office spaces, which include taxes, insurance and other utility and maintenance costs. Variable lease expenses are not included in the calculation of the Company’s ROU assets and lease liabilities on the condensed consolidated balance sheets.

THQ APPALACHIA I, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2023 and 2022

(Unaudited)

A maturity analysis of lease payments under the Company’s long-term operating leases is presented as follows:

June 30, 2023
Remaining 2023	$976,400
2024	1,281,800
2025	721,550
2026	300,000
2027	150,000
Total future minimum lease payments (undiscounted)	3,429,750
Less: interest	153,801
Present value of lease liability	$3,275,949

As of June 30, 2023 and December 31, 2022, the weighted average lease term was 2.49 years and 2.7 years, respectively, and the weighted average discount rate was 3.61% for both periods.

The table below presents other supplemental lease information about the Company’s operating leases for the period presented:

	Six months ended
	June 30, 2023	June 30, 2022
Operating cash outflows from operating leases	$1,134,184	1,114,328
Right-of-use assets obtained in exchange for new operating lease liabilties	544,597	—

THQ APPALACHIA I, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2023 and 2022

(Unaudited)

(5)	Contingent Subordinated Loan

On December 23, 2022, the Company entered into a senior unsecured promissory note with EQT under the amended and restated purchase agreement referenced in footnote 1. Per the agreement, the escrow funds of $150 million plus accrued interest were released to the Company with the stipulation that the funds would be exclusively used to pay down the current credit facility. The maturity date of the note is one year after the Termination Date, as defined in the amended and restated purchase agreement. Before the termination date, interest on the note will accrue on the outstanding principal at 0% per year; thereafter, interest will accrue on the outstanding principle at a rate of 10% per year, with the rate increasing in increments of 0.50% each quarter. Upon the successful close of the acquisition, the note will be applied towards the cash consideration to be paid by EQT and extinguish the note. As defined in the amended agreement, if the purchase agreement is terminated and the Company is entitled to retain the escrow funds, the outstanding balance would be applied towards releasing the escrow and extinguishing the note.

(6)	Long-Term Debt

Senior Secured Revolving Credit Facility

The Company has a senior secured revolving bank credit facility (“the Credit Facility”) with a group of large, commercial lenders. Borrowings under the Credit Facility are subject to borrowing base limitations based on the collateral value of the Company’s proved properties and commodity hedge positions and are subject to regular semiannual redeterminations or more frequently if requested by the Company. The borrowing base was redetermined in May 2022 to be $850 million. As of June 30, 2023 and December 31, 2022, the Company had an outstanding balance under the Credit Facility of $525 million and $510 million, respectively, with a weighted average interest rate of approximately 8.46% and 7.64%, respectively. The amount reflected in the Company’s June 30, 2023 and December 31, 2022 condensed consolidated balance sheet is shown net of the debt issuance costs of $2.5 million and $1.2 million, respectively. The maturity date of the Credit Facility is January 1, 2025.

The Credit Facility is secured by liens on substantially all of the Company’s properties and guarantees from the Company’s restricted subsidiaries, as applicable. The Credit Facility contains certain covenants, including restrictions on indebtedness and dividends and requirements with respect to working capital and leverage coverage ratios. Interest is payable at a variable rate based on LIBOR or the prime rate, determined by the Company’s election at the time of borrowing. The Company was in compliance with all of the financial covenants under the Credit Facility as of June 30, 2023.

Commitment fees on the unused portion of the Credit Facility are due quarterly at a rate of 0.50% of the unused portion, based on utilization.

(7)	Derivative Instruments

The Company periodically enters into natural gas, NGLs, and oil derivative contracts with counterparties to hedge the price risk associated with a portion of its production. These derivatives are not held for trading purposes. To the extent that changes occur in the market prices of natural gas, NGLs, and oil, the Company is exposed to market risk on these open contracts. This market risk exposure is generally offset by the change in market prices of natural gas, NGLs, and oil recognized upon the ultimate sale of the Company’s production.

THQ APPALACHIA I, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2023 and 2022

(Unaudited)

During the six months ended June 30, 2023 and 2022, the Company was party to various natural gas fixed price swap contracts and costless collars. When actual commodity prices exceed the fixed price provided by the swap contracts, the Company pays the excess to the counterparty. When actual commodity prices are below the contractually provided fixed price, the Company receives the difference from the counterparty. When actual commodity prices fall within the band provided by the costless collars, the Company receives the actual prices from the counterparty. When actual commodity prices fall outside the band provided by the costless collars, the Company receives the price provided by the collar from the counterparty and pays the actual price to the counterparty.

In addition, the Company has entered into basis swap contracts in order to hedge the difference between the New York Mercantile Exchange (“NYMEX”) index price and a local index price. The Company’s derivative swap contracts have not been designated as hedges for accounting purposes; therefore, all gains and losses are recognized in the Company’s condensed consolidated statements of income.

As of June 30, 2023, the Company’s fixed price natural gas and oil swap positions were as follows:

	2023	2024
NYMEX Henry Hub Long Puts:
Volume (MMbtu/day)	322,500	—
Average price ($/MMBtu)	$5.00	—

NYMEX Henry Hub Short Calls:
Volume (MMbtu/day)	322,500	—
Average price ($/MMBtu)	$6.26	—

Dominion South Basis Swaps:
Volume (MMbtu/day)	320,000	100,000
Average price ($/MMBtu)	$(0.92)	(0.72)

THQ APPALACHIA I, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2023 and 2022

(Unaudited)

The following is a summary of derivative fair value losses which are recorded in the condensed consolidated statements of income included in net gain (loss) on derivative instruments:

	Three months ended
	June 30, 2023	June 30, 2022
Cash settlement of derivative contracts	$(4,795,073)	(237,124,719)
Noncash change in derivative fair value	51,344,012	146,845,262
Net gain (loss) on derivative instruments	$46,548,939	(90,279,457)

	Six months ended
	June 30, 2023	June 30, 2022
Cash settlement of derivative contracts	$(46,085,550)	(350,020,869)
Noncash change in derivative fair value	183,926,272	(178,472,178)
Net gain (loss) on derivative instruments	$137,840,722	(528,493,047)

The following is a summary of the fair values of the Company’s derivative instruments and where such values are recorded in the condensed consolidated balance sheet as of:

		Fair value
	Balance sheet	June 30,	December 31,
	location	2023	2022
Commodity derivatives:
Commodity contracts	Current assets	$194,746,467	237,236,712
Commodity contracts	Long-term assets	19,483,232	56,348,640
Total derivative assets		214,229,699	293,585,352
Commodity contracts	Current liabilities	249,929,021	447,299,358
Commodity contracts	Long-term liabilities	46,936,145	112,847,733
Total derivative liabilities		296,865,166	560,147,091
Net derivatives		$(82,635,467)	(266,561,739)

The fair value of commodity derivative instruments was determined using Level 2 inputs. The Company classifies the fair value amounts of derivative financial instruments by commodity contract as net current or noncurrent assets or liabilities.

THQ APPALACHIA I, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2023 and 2022

(Unaudited)

The Company entered into contracts to offset the mark to market variability of swaps and costless collar contracts in the third quarter of 2022, resulting in deferred premiums and fixed settlements with the counterparties. The premiums and fixed settlements are included in the fair market value reported on the balance sheet.

The following is a schedule of premiums due as of June 30, 2023:

	Remaining
	2023	2024	Total
Deferred premium payments	$104,418,160	61,930,860	166,349,020
Fixed swap settlement payments	95,792,226	31,688,110	127,480,336
Fixed swap settlement receipts	(35,194,696)	(27,445,170)	(62,639,866)
Total	$165,015,690	66,173,800	231,189,490

(8)	Commitments

The following is a schedule of future minimum payments for firm transportation, drilling rig and processing, gathering and compression agreements as of June 30, 2023.

		Processing,
		gathering	Drilling
	Firm	and	rigs and
	transportation	compression	completion
	(a)	(b)	(c)	Total
Remaining 2023	$18,400,000	—	13,078,887	31,478,887
2024	36,600,000	—	—	36,600,000
2025	36,500,000	—	—	36,500,000
2026	36,500,000	—	—	36,500,000
2027	36,500,000	—	—	36,500,000
Thereafter	222,300,000	—	—	222,300,000
Total	$386,800,000	—	13,078,887	399,878,887

THQ APPALACHIA I, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2023 and 2022

(Unaudited)

(a)	Firm Transportation

The Company has entered into firm transportation agreements with a pipeline in order to facilitate the delivery of its production to market. This contract commits the Company to transport minimum daily natural gas volumes at negotiated rates, or pay for any deficiencies at specified reservation fee rates once the pipeline goes into service. The amounts in this table represent the Company’s minimum daily volumes at the reservation fee rate. The values in the table represent the gross amounts that the Company is committed to pay; however, the Company will record in the condensed consolidated financial statements its proportionate share of costs based on its net revenue interest.

(b)	Processing, Gathering, and Compression Service Commitments

The Company has entered into various long-term gas gathering and processing agreements for certain of its production that will allow it to realize the value of its NGLs. The minimum payment obligations under the agreements are presented in the table. Actual payments under these agreements will differ from the amounts shown in the table above as the Company expects to deliver volumes in excess of the minimum commitment. These commitments have varying fees with escalation clauses based on annual percentage change in Oil PPI.

(c)	Drilling Rig and Completion Service Commitments

The Company has obligations under agreements with service providers to procure drilling and completion services. The values in the table represent the gross amounts that the Company is committed to pay; however, the Company will record in the condensed consolidated financial statements its proportionate share of costs based on its working interest.

(9)	Contingencies

Litigation

The Company is subject to a lawsuit wherein plaintiffs allege that the Company breached its contract by improperly deducting production and post-production costs from the royalties to which plaintiffs claim they are entitled. The Company has a litigation accrual of $0.3 million at June 30, 2023 for these claims.

A class action lawsuit was filed against Tug Hill et al., on June 3, 2021.  Plaintiffs alleged improper royalty deductions and that royalty owners have been underpaid.  On June 14, 2023, the Court granted Plaintiffs’ Motion for Partial Summary Judgment.  The Court’s decision redefined and required a producer to be burdened with costs after Tug Hill’s sale of hydrocarbons to an unaffiliated third party, which are downstream of Tug Hill’s point of sale as defined in the contracts. Tug Hill plans to appeal the Court’s ruling. The damages are estimated to be approximately $22.7 million.  This estimate of damages has been accrued at June 30, 2023 and is included in the litigation liability and general and administrative expense.

Environmental Remediation

Various federal, state, and local laws and regulations covering the discharge of materials into the environment, or otherwise relating to the protection of the environment, may affect the Company’s operations and the costs of its crude oil and gas natural exploration, development, and production operations. The Company does not anticipate that it will be required in the near future to expend significant amounts due to environmental laws and regulations, and accordingly no reserves have been recorded.

THQ APPALACHIA I, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2023 and 2022

(Unaudited)

(10)	Other Revenues (Losses)

The Company experienced a gas imbalance loss of $0.8 million and $1.5 million for the quarter and six months ended June 30, 2023, respectively, and a loss of $0.9 million and $1.9 million for the quarter and six months ended June 30, 2022, respectively, which are reflected in other revenues (losses) in the Company’s condensed consolidated statements of income.

The Company also received fees from third parties for water transportation services and other asset use agreements of $2.4 million during the quarter and six months ended June 30, 2023, and $0.3 million and $1.4 million during the quarter and six months ended June 30, 2022, respectively.

(11)	Membership Interests

There are two classes of membership interest – capital interests and management incentive interests. Capital interests held by Quantum, R2K and members of management have full voting rights and rights to share in the distributions of the Company. As described more fully in note 12, management incentive interests can be issued under the Incentive Pool Plan and are nonvoting with no rights to share in distributions until the capital contributed interests have earned the full base return.

The members have no liability for the debts, obligations and liabilities of the Company, except as expressly required in the agreement. The Company shall dissolve and its affairs shall be wound up upon the earliest to occur of (a) the expiration of its term on December 20, 2025, if not extended by the members, (b) election by the Board of Directors by majority approval at any time or (c) entry of a decree of judicial dissolution of the Company under the Delaware Limited Liability Company Act.

The timing and amounts of distributions, other than tax advances, are determined by the Board of Directors. Capital contributions will receive a base return of 8% on their contributions (“base return”) which continues accruing until distributions exceed the total capital contributions plus the 8% base return. The first 10% of R2K’s Capital Interest will be treated as un-promoted capital. Distributions to members’ capital that is promoted is subject to certain distribution flips, whereby, distributions will be made in proportion to the agreed upon sharing ratios. Tax advances may be made quarterly based on projections of the entity’s taxable income for the year.

(12)	Management Incentive Unit Plan

Effective with the formation of the Company on July 23, 2014, the Company adopted an incentive unit plan, THQ (Appalachia I) Employee Holdings, LLC, to provide profit awards to employees (“management incentive units”). All of the incentive units are subject to vesting over five years, forfeiture, and termination. The management incentive units have no voting rights, do not have an exercise price and are automatically forfeited except in extenuating circumstances if and when such person’s status as an employee is terminated.

Compensation expense for these awards will be recognized when all performance, market, and service conditions are probable of being satisfied in general upon a vesting event, which is defined as (i) the sale of all or substantially all of the outstanding capital interests or assets of the Company, (ii) the time of any distribution by the Company after capital contributions of substantially all of the capital commitments have been made by the capital members, and the Board has determined that the Company will not raise additional capital, (iii) one year after the expiration of a lockup period in the event of a transfer of all or substantially all of the outstanding capital interests or assets of the Company to an individual, estate or a corporation, partnership, joint venture, limited partnership, limited liability company, trust, unincorporated organization, association or any other entity (“Person”) in exchange for publicly tradable securities of such Person; or two years after the expiration of a lockup period in the event that securities received in connection with the transfer constitute 15% or more of the total shares of such Person then outstanding.

THQ APPALACHIA I, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2023 and 2022

(Unaudited)

(13)	Subsequent Events

On August 16, 2023, the U.S. Federal Trade Commission resolved its review of the Transaction (note 1). As a result, the closing condition relating to the Hart-Scott-Rodino Act of 1976, as amended, and the rules and regulations promulgated thereunder, has been satisfied, and the Transaction closed on August 22, 2023.

In preparing the condensed consolidated financial statements, management has evaluated all subsequent events and transactions for potential recognition or disclosure through August 29, 2023, the date the condensed consolidated financial statements were available for issuance, and no other items requiring disclosure were identified.